Exhibit 5


                                 PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET               Washington
                         BALTIMORE, MARYLAND 21201-3018             New York
                                  410-539-2530                    Philadelphia
                          FAX: 410-539-0489 WASHINGTON               Easton



                                  July 29, 1997



Columbia Bancorp
110 Thomas Johnson Drive
Frederick, Maryland 21705

                       Registration Statement on Form S-8
                       ----------------------------------

Dear Sirs:

         We have acted as counsel for Columbia Bancorp, a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 which was filed by the Company under the Securities Act of 1933, as amended, (the "Registration Statement"), and which registers 200,000 shares of the Common
Stock of the Company (the "Shares") to be issued pursuant to the Columbia Bancorp 1997 Stock Option Plan (the "Plan").

         In this capacity, we have examined the Registration Statement (and all amendments thereto), the Charter and By-Laws of the Company, the Plan, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares to be issued pursuant to the Plan, a Certificate of the Secretary of the Company dated July 29, 1997, and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the Certificate of the Secretary and have not independently verified the matters stated therein. We assume (a) that the Company will have at the time of exercise of each option granted under the Plan at least that number of authorized but unissued shares of Common Stock of the Company equal to the number of shares then being exercised under such option, and (b) that, to the extent that the

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Columbia Bancorp
July 29, 1997
Page 2



shares issued under the Plan exceed 150,000 shares, the Company shall have issued the requisite number of shares to permit the additional shares to be available under the terms of the Plan.

         Based upon the foregoing, we are of the opinion and advise you that the Shares to be issued by the Company pursuant to the Plan have been duly and validly authorized and, when issued and delivered as contemplated in the Registration Statement and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement.

                                      Very truly yours,

                                      /s/ Piper & Marbury L.L.P.